                                  Exhibit 21.1

21.1 blaxxun interactive AG, a company organized under the laws of Germany, is a wholly-owned subsidiary of the Registrant.

21.2 Cybertown, Inc. a corporation formed under the laws of Delaware, is a wholly-owned subsidiary of the Registrant.

21.3 SoccerCity -- Verwaltungsgesellschaft mbH, a company organized under the laws of Germany, is a wholly owned subsidiary of blaxxun interactive AG, which is a wholly owned subsidiary of the Registrant.

21.4 SoccerCity GmbH & Co. KG, a company organized under the laws of Germany, is a wholly owned subsidiary of blaxxun interactive AG, which is a wholly owned subsidiary of the Registrant.

21.5 Lernland Verwaltungsgesellschaft mbH, a company organized under the laws of Germany, is a 50% owned subsidiary of blaxxun interactive AG which is a wholly owned subsidiary of the Registrant.

21.6 Lernland GmbH & Co. KG, a company organized under the laws of Germany, is a 50% owned subsidiary of blaxxun interactive AG which is a wholly owned subsidiary of the Registrant.